SCHEDULE 14C INFORMATION

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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GTREX, INC.
(Name of registrant as Specified in its Charter)

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GTREX, INC.
65 Enterprise
Aliso Viejo, CA 92656
(949) 330-7140

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 5, 2005

Dear Shareholders:

A special meeting of shareholders of GTREX, INC., a Delaware corporation (the "Company"), will be held on February 5, 2005 at 10:00 a.m. local time, at 65 Enterprise, Aliso Viejo, CA 92656 for the following purposes:

1. To consider and vote upon a proposal to amend the Company's Articles of Incorporation:

a. To amend Article I of the Articles of Incorporation to read as follows: "The name of this corporation is GTREX Capital, Inc.", and

b. To authorize 5,030,000,000 shares of capital stock of the Company, of which 5 billion shares will relate to Common Stock and 30,000,000 million shares will relate to preferred stock, subject to further designation by the Board of Directors of the Company; and

c. To authorize the Company's Board of Directors, without the consent of the stockholders of the corporation, to adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not affect the ratio of unissued to authorized capital stock of that class.

Only shareholders of record at the close of business on January 10, 2005 will be entitled to receive this Information Statement and notice of the special meeting and to vote on the above matters.

By Order of the Board of Directors,

/s/Christopher Berlandier Christopher Berlandier President and Chief Executive Officer

Irvine, CA
January 5, 2005

GTREX, INC.
65 ENTERPRISE
ALISO VIEJO, CA 92656
INFORMATION STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 5, 2005
INTRODUCTION

This Information Statement is being furnished to the shareholders of GTREX, INC., a Delaware corporation (the "Company"), to inform them of a special meeting of shareholders. This meeting (referred to herein as the "Special Meeting") will be held on February 5, 2005 at 65 Enterprise, Aliso Viejo, CA 92656 at 10:00 a.m. local time. Only shareholders of record at the close of business on January 10, 2005 (the "Record Date") will be entitled to receive this Information Statement and to vote at the Special Meeting. This Information Statement and the Notice of Special Meeting are first being mailed to the Company's shareholders on or about January 15, 2005.

At the Special Meeting, holders of common stock (the "Common Stock") of the Company voted to amend the Company's Articles of Incorporation:

a. To amend Article I of the Articles of Incorporation to read as follows: "The name of this corporation is GTREX Capital, Inc.", and

b. To authorize 5,030,000,000 shares of capital stock of the Company, of which 5 billion shares will relate to Common Stock and 30,000,000 million shares will relate to preferred stock, subject to further designation by the Board of Directors of the Company; and

c. To authorize the Company's Board of Directors, without the consent of the stockholders of the corporation, to adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not affect the ratio of unissued to authorized capital stock of that class.

The Company has obtained affirmative voting of 13,542,745 shares of Common Stock, representing approximately 58% of the total outstanding capital stock entitled to vote on shareholder matters, and intends to vote to approve the proposal described in this Information Statement. Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement and holding the Special Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.

The Company's principal executive offices are located at 65 Enterprise, Aliso Viejo, CA 92656.

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION REGARDING THE PROPOSAL

GENERAL

The proposal to amend the Company's Articles of Incorporation is described below. A copy of the Articles of Incorporation, as amended to reflect the changes contemplated by the proposal, is attached to this Information Statement as Exhibit A.

a) AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to change the name of the Company to "GTREX Capital, Inc.". The Board of Directors believes that the name change is in the Company's best interests in that it more accurately reflects the intended business operations of the Company.

Effect: There is no immediate effect of changing the name of the Company.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the name change. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

b) AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of capital stock to 5,030,000,000 shares, 5 billion of which will relate to Common Stock, 30,000,000 million of which will related to preferred stock. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock or preferred stock.

Effect: The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. The newly authorized preferred stock will have voting and other rights as determined by the Board of Directors.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

c) AMENDMENT OF ARTICLES OF INCORPORATION TO PERMIT RECAPITALIZATION WITHOUT THE CONSENT OF SHAREHOLDERS

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to authorize the Company's Board of Directors, without the future consent of the stockholders of the corporation, to adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not affect the ratio of the number of shares of that class which are unissued to the total number of shares authorized for that class. This amendment provides the Board of Directors with some latitude in adjusting the total number of shares of stock issued and outstanding without impacting dilution. Instances where such recapitalizations could be used include the need to meet or maintain certain capitalization requirements for listing on a national stock exchange. While no such listing is presently being contemplated, the Company may decide at some future point to seek such a listing. The major exchanges typically require that stocks trade above a set minimum stock price. Stocks falling below that price are given notice and, if the stock price is not remedied within a certain period, the Company could lose its listing. This amendment would provide the Board of Directors with the ability to rapidly deploy a recapitalization that does not impact the relative ownership of any stockholder while avoiding the time delay of obtaining shareholder approval in instances where such a delay could result in a delisting of the Company's securities.

Effect: This amendment will have the effect of allowing the Board of Directors to effect a forward or reverse split of the Company's common stock at their sole discretion, provided, however, that such recapitalization does not affect the ratio of unissued to authorized stock of that class. The Board of Directors would not be able, under this amendment, to reverse split the common stock while simultaneously increasing or maintaining the authorized capital stock of the Company. There is no immediate effect of this amendment on the current capital stock of the Company since no recapitalization is presently being proposed or contemplated. Any future recapitalization effected under this amendment would impact all shareholders but would not increase the number of shares available for issuance. As a result, there is no dilutive or anti-dilutive effect from such recapitalizations.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this amendment. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 100 million shares of common stock authorized with a stated value of $.0001 per share, of which 23,358,800 shares were issued and outstanding, with 76,641,200 shares were authorized but unissued. Immediately following the approval of the increase in the number of authorized shares of Common Stock, as described previously, there will be 5 billion shares of Common Stock authorized, of which approximately 23,358,800 will be issued and outstanding and approximately 4,976,641,200 will be authorized but unissued. The holders of the Common Stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders and have the right of cumulative voting in connection with the election of directors. The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the preferred stock have been paid in accordance with the terms of such preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Delaware corporate law and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. See "Description of Capital Stock - Common Stock."

PREFERRED STOCK

As of the Record Date, the Company has no shares of preferred stock authorized. Following the actions contemplated herein, the Company will have 30,000,000 shares of preferred stock authorized. The Board of Directors shall have sole discretion in designating the rights and privileges of the preferred stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 5, 2005 the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 65 Enterprise, Aliso Viejo, CA 92656.

Name and Address	Number of Shares Beneficially Owned	Class	Percentage of Class

Christopher Berlandier Chief Executive Officer	5,457,000	Common	23%

Ronald Lindsay Director	1,800,000	Common	7.7%

Jim Bickel Director	-0-	Common	-

All directors and executive officers (3 persons)	7,257,000	Common	30.7%

Total	7,257,000		30.7%

The above table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 23,358,800 shares of common stock outstanding as of January 5, 2005.

 AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (202) 942-8090 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at "http://www.sec.gov."

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

- The Company's Quarterly Report on Form 10-QSB for the three months ended September 30, 2004.

Any document incorporated herein by reference can be obtained by contacting the Commission as described above under "Available Information" or by contacting the Company by mail at 65 Enterprise, Aliso Viejo, CA 92656, or by telephone at (949) 330-7140. The Company will provide the documents incorporated by reference without charge upon such written or oral request.

OTHER BUSINESS

The management of the Company knows of no matter other than those set forth herein that is to be brought before the Special Meeting.

The foregoing Notice and Information Statement are sent by order of the Board of Directors.

January 5, 2005	/s/ Christopher Berlandier Christopher Berlandier President and Chief Executive Officer

EXHIBIT A

AMENDMENT TO THE ARTICLES OF INCORPORATION OF
GTREX, INC.

The amendment to the Company's Articles of Incorporation shall be filed with the Delaware Secretary of State so that the Article I of the Articles of Incorporation shall be as follows:

"The name of the Corporation shall be "GTREX Capital, Inc.".

The amendment to the Company's Articles of Incorporation shall be filed with the Delaware Secretary of State so that the Article III of the Articles of Incorporation shall be amended to read, in part, as follows:

"The total number of shares of stock which the Corporation shall have authority to issue is 5,030,000,000 which shall consist of 5,000,000,000 shares of common stock, $.0001 par value per share (the "Common Stock"), and 30,000,000 shares of preferred stock, $.0001 par value per share (the "Preferred Stock")....

A new Article IX  of the Articles of Incorporation shall be added and shall read in its entirety as follows:

"The board of directors, without the consent of the stockholders of the corporation, may adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not affect the ratio of unissued to authorized capital stock of that class."